Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

First Priority Financial Corp.

Malvern, Pennsylvania

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4, as amended, of our report dated March 23, 2018, relating to the consolidated financial statements of First Priority Financial Corp., which is contained in that Joint Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

June 19, 2018